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                                                                      EXHIBIT 32

                                  CERTIFICATION

In connection with the annual report of Tanox, Inc. (the "Company") on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I , Nancy T. Chang, Chief Executive Officer of Tanox, Inc. (Tanox) and Gregory P. Guidroz, Vice President of Finance of Tanox, certify, pursuant to the requirements of Section 906 of The Sarbanes-Oxley Act of 2002, that to my knowledge:

         1.  The Report fully complies with the requirements of Section
             13(a) and

         2.  15(d) of the Securities Exchange Act of 1934, and

         3. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tanox.

       Date:  March 15, 2004            By:        /s/ Nancy T. Chang
                                           -------------------------------------
                                                       Nancy T. Chang
                                           President and Chief Executive Officer

       Date:  March 15, 2004            By:       /s/ Gregory P. Guidroz
                                           -------------------------------------
                                                      Gregory P. Guidroz
                                                 Vice President of Finance

         A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by section 906, has been provided to Tanox, Inc. and will be retained by Tanox, Inc. and furnished to the Securities and Exchange Commission or its Staff upon request.